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                                                                   EXHIBIT 10.14

                         CAPITAL CONTRIBUTION AGREEMENT

         This Capital Contribution Agreement (this "Agreement") between Back yard Burgers, Inc., a Delaware corporation whose principal office is located at 2768 colony Park Drive, Memphis, Tennessee 38118 ("Burgers"), and BYB Properties, Inc., a Delaware corporation whose sole office is located at suite 200, 103 Foulk Road, Wilmington, DE 19803 ("BYB Properties"), as amended, and is to be effective on this 10th day of October, 1997.

         Whereas, BYB properties is a wholly-owned subsidiary of Burgers.

         AND WHEREAS, pursuant to the terms and conditions set forth below, BYB Properties and Burgers desire to enter into a transaction in which Burgers contributes the following property as an additional contribution to the capital of BYB Properties:

         (I) An amount of cash or cash equivalents to be agreed upon between the parties (the "Cash");

         (ii) All right, title and interest in and to those certain trade names, trademarks, and service marks, and all registrations and applications for registration of the same, all of which are more particularly identified on Exhibit A attached to this Agreement and incorporated as a part hereof as if fully set forth herein (the "Trademarks"), together with the goodwill of the business symbolized by the Trademarks.

         The cash and the Trademarks shall be referred to collectively hereinafter as the "Additional Capital."

         NOW THEREFORE, in consideration of the above premises and the promises contained in this Agreement, and intending to be legally bound, Burgers and BYB Properties agree as follows:

         ss.1. Transfer of Additional Capital to BYB Properties.
               Burgers hereby agrees to transfer and contribute the Additional Capital to BYB Properties.

         ss.2. Acceptance of Additional Capital and Covenant by BYB Properties.
               BYB Properties hereby agrees to accept the contributions of the Additional Capital described in ss.1 above, and covenants to allocate the entire value of the Additional Capital to surplus.

         ss.3. Agreement as to Consideration for Additional Capital.
               BYB Properties and Burgers each agree that the Additional Capital is not being transferred by Burgers to BYB Properties in exchange for goods or services rendered.

         ss.4. Appointment of BYB Properties as Attorney of Burgers with Respect to the Additional Capital.
               Burgers hereby appoints BYB Properties as Burgers' true and lawful attorney, with full power of substitution, for Burgers, in the name and stead of Burgers or otherwise, but on behalf and for the benefit of BYB Properties, to demand and receive all right, title and interest in and to the Additional Capital hereunder transferred to BYB Properties, or intended so to be; to give receipts, releases and acquittances for or in respect of the Additional Capital or any part thereof; to collect, assert or enforce any claim, title, right, debt; or account hereby granted or transferred, or intended so to be, and to endorse with the name of Burgers any checks received in respect to the foregoing; to institute (or cause to be instituted) and prosecute (or cause to be prosecuted) in the name of Burgers, but on behalf and for the benefit of BYB Properties (or its delegate), any proceeding at law or in equity, or otherwise, that BYB Properties may deem proper with respect to the Additional Capital; and to defend and compromise any and all actions, suits or proceedings in respect of the Additional Capital that BYB Properties may deem advisable.

         ss.5. Warranties of BYB Properties.
               ss.5.1 BYB Properties is a duly organized and validly existing corporation under the laws of the State of Delaware, with its sole office located in Wilmington, Delaware.

               ss.5.2 To the best of the knowledge of its undersigned officer, BYB Properties (I)is in good corporate standing in Delaware, (ii) operates in no other states, and (iii) has made no material foreign, federal, state or local tax liabilities which are past due.


                         CAPITAL CONTRIBUTION AGREEMENT
                              BYB PROPERTIES, INC.
                                     PAGE 1

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               ss.5.3    To the best of the knowledge of the undersigned officer
                         of BYB Properties, there is no legal action or proceeding pending against BYB Properties which would inhibit the transaction of BYB properties' ordinary business or prevent BYB Properties from validly entering into this Agreement.

               ss.5.4 BYB Properties has the corporate power to enter into this Agreement and the officer executing this Agreement on behalf of BYB Properties has been duly authorized to do so.

               ss.5.5 To the best of the knowledge of the undersigned officer of BYB Properties, the execution and performance of the obligations contained in this Agreement do not constitute a violation, breach or default under any other agreement by which BYB Properties is bound.

         ss.6. Warranties of Burgers.

               ss.6.1 Burgers is a duly organized and validly existing corporation under the laws of the State of Delaware, with its principal office located in Memphis, Tennessee.

               ss.6.2 to the best of the knowledge of its undersigned officer, burgers (I) is in good corporate standing in Delaware, Tennessee, and in every other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires qualification as a foreign corporation except to the extent that the failure to so qualify as a foreign corporation would not have a material adverse effect on burgers, and (ii) has no material foreign national, provincial or local, nor any material U.S. federal, state or local tax liabilities which are past due.

               ss.6.3 To the best of the knowledge of the undersigned officer of Burgers, there is no legal action or proceeding pending against Burgers which would inhibit the transaction of Burgers' ordinary business or prevent burgers from validly entering into this Agreement.

               ss.6.4 Burgers has the corporate power to enter into this Agreement, and the undersigned officer executing this Agreement on behalf of burgers has been duly authorized to do so.

               ss.6.5 To the best of the knowledge of the undersigned officer of Burgers, the execution and performance of the obligations contained in this Agreement do not constitute a violation, breach or default under any other agreement by which Burgers is bound.

               ss.6.6 At the time of the transfer described in ss.1 above, Burgers owns all right, title and interest in and to the Trademarks.

         ss.7. Mutuality of Consent.
               BYB Properties and burgers each acknowledge that this Agreement, and every agreement made in connection with this Agreement, represent the mutual and voluntary consent and understanding of the parties hereto.

         ss.8. Each Party Familiar with Operations of other Party.
               BYB Properties and burgers acknowledge that they (I) are familiar with the operations of the other party, (ii) have been provided access to all necessary financial records, statements, accounts or other materials of the other party, which such party requested, and (iii) are competent to evaluate the risks associated with the performance of their respective obligations under this Agreement.

         ss.9. Execution and Delivery of other Documents.
               BYB Properties and Burgers covenant to perform all acts necessary or proper to effectuate the intent and purposes of this Agreement, including the execution and delivery of all other required or proper documents.



                         CAPITAL CONTRIBUTION AGREEMENT
                              BYB PROPERTIES, INC.
                                     PAGE 2

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         ss.10.  Governing Law.

                 This Agreement has been executed and delivered by Burgers and BYB properties (and will be deemed to be made) in the State of Delaware. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Delaware. Each of Burgers and BYB properties hereby submits to the jurisdiction of any state or federal court located within New Castle County, Delaware, and consents that all service of process be made by certified mail directed to the relevant party at its address set forth above.

         ss.11.  Successors; Non-assignability.
                 This Agreement shall be binding upon and inure to the benefit of BYB properties and Burgers and their respective successors and assigns; provided, however, that this Agreement, or any portion thereof, may not be assigned without the written consent of the non-assigning party, which consent shall not be unreasonably withheld.

         ss.12.  Severability.
                 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

         ss.13.  Entire Agreement.
                 This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior contracts, understandings and agreements between the parties.

         ss.14.  Amendment.
                 This Agreement may not be amended or modified without the written consent of each party hereto.

         ss.15   Expenses.
                 Each party agrees to pay its respective expenses incurred with respect to this Agreement and the consummation of the transactions contemplated thereby.

         ss.16.  Counterparts.
                 This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

         IN WITNESS WHEREOF, the undersigned have duly executed this Capital Contribution Agreement to be effective on this 10th day of October, 1997.


BYB PROPERTIES, INC.                   BACK YARD BURGERS, INC.



BY:                                    BY:
   -------------------------------        -----------------------------------
   Name:                                  Name:
   Title:                                 Title:





                         CAPITAL CONTRIBUTION AGREEMENT
                              BYB PROPERTIES, INC.
                                     PAGE 3

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                                    EXHIBIT A
                                       TO
                         CAPITAL CONTRIBUTION AGREEMENT

             IDENTIFICATION OF TRADEMARKS ASSIGNED TO BYB PROPERTIES

                                U.S. TRADEMARKS

Mark                                            Registration Number                             Issue Date
----                                            -------------------                             ----------
Great Little Burger                                  1,744,113                               December 29, 1992


Stylized Cooking Grill
  w/Flames Emanating
  From the Grill                                     1,679,739                                 March 17, 1992


Back Yard Burgers                                    1,679,702                                 March 17, 1992


BYBurgers                                            1,518,494                               December 27, 1988








                         CAPITAL CONTRIBUTION AGREEMENT
                              BYB PROPERTIES, INC.
                                     PAGE 4